EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Mick Miller, CEO
Red Trail Energy, LLC
701-974-3308

RED TRAIL ENERGY, LLC. RESPONDS TO NEGATIVE MEDIA REPORTS

Richardton,  North Dakota - May 18, 2009 - Red Trail Energy, LLC, a North Dakota based producer of ethanol (“Red Trail”), has recently become aware of negative news reports with the headline, “Red Trail Energy may Face Bankruptcy.”  Red Trail strongly believes that this headline is unfairly negative and fails to capture the full picture.  While many of the stories themselves offer a more balanced look at Red Trail’s situation, the headline seemed aimed to grab attention, without regard for how it might negatively impact Red Trail or its investors, employees, the state of North Dakota or the ethanol industry.

Red Trail filed a report with the Securities and Exchange Commission  (the “SEC”) on May 15, 2009 that outlined many of the challenges facing Red Trail and the rest of the ethanol industry, but also laid out Red Trail’s plan to improve its situation.  Red Trail produced approximately 11.8  million gallons of ethanol during the first quarter of 2009 while focusing on:

•	Concentrating on buying more corn from North Dakota farmers and less via rail, reducing transportation costs.
•	Developing a corn procurement strategy to partner with our farmer members and senior lender to reduce the cost of corn inputs for the plant.
•	Implementing efficiency improvement and cost savings measures.

Red Trail is facing significant challenges, many of which are affecting the ethanol industry as a whole.  These challenges are disclosed in the Risk Factors sections of our respective Quarterly Report on Form 10-Q for the period ended March 31, 2009, and Annual Report on Form 10-K for the year ended December 31, 2008.  It is important to realize, however, that Red Trail has always paid its corn suppliers and other vendors and employees on time and intends to continue doing so, as Red Trail knows its vendors and employees are the key to its survival.  Red Trail also remains very optimistic regarding the long term success for the ethanol industry and anticipates the current supply and demand imbalance that has caused the current poor margin conditions will improve as demand for ethanol grows. The current Renewable Fuels Standard requires 10.5 and 12.0 billion gallons of ethanol to be blended in 2009 and 2010 respectively. This number continues to grow to 15.0 billion gallons from corn by 2015.

For a complete discussion about Red Trail’s operations and financial condition, including a discussion about how Red Trail may perform in the future, please review our SEC filings, including our Quarterly Report for the Period ended March 31, 2009, filed with the SEC on May 15, 2009.  A copy can be obtained here:
http://www.sec.gov/Archives/edgar/data/1359687/000114420409027199/v149742_10q.htm or from our website:  http://redtrailenergyllc.com/investors/.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Red Trail Energy could differ from those statements.  Factors that could cause or contribute to such differences include, but are not limited to, the ability of Red Trail Energy to obtain additional debt or equity financing, including additional working capital financing, or absent new sources of financing, the ability of Red Trail Energy to reschedule or restructure its indebtedness; the ability of Red Trail Energy to successfully implement and execute on its internal efficiency and cost containment initiatives; the ability of Red Trail Energy to operate it plant at its planned production capacity; the price of ethanol relative to the price of corn and other production inputs; the price of ethanol relative to the price of gasoline; and the factors contained in the “Risk Factors” section of Red Trail Energy’s Form 10-Q for the period ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009 and the “Risk Factors” section of Red Trail Energy’s Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009.